SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.   )

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement
☐	Definitive Proxy Statement
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☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

NAVIDEA BIOPHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT DATED OCTOBER 5, 2023

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 16, 2023

This supplement to the Proxy Statement (this “Supplement”) supplements the definitive proxy statement filed by Navidea Biopharmaceuticals, Inc. (“we” or the “Company”) with the Securities and Exchange Commission (“SEC”) on October 5, 2023 (the “2023 Proxy Statement”) in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) to be voted at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually via live webcast on November 16, 2023, at 1:00 p.m., Eastern Time.

The purpose of this Supplement is to update and supplement the executive officer, consultant and non-employee director compensation disclosures included in the 2023 Proxy Statement with the information set forth below. Except as described in this Supplement, none of the items or information presented in the 2023 Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the 2023 Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the 2023 Proxy Statement. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

The supplemental disclosures are as follows:

Executive Compensation

On November 10, 2023, after consultation with an independent compensation consultant and upon recommendation of the Compensation, Nominating and Governance Committee (“CNG Committee”), the Board approved the grant of 973,633 shares of restricted Common Stock to each of Craig Dais, the Company’s Chief Financial Officer, and Dr. Michael Blue, the Company’s Chief Medical Officer, under the Company’s 2014 Stock Incentive Plan (as amended, the “2014 Plan”). These restricted stock awards are intended to align executive compensation with shareholder value and serve to retain and incentivize executives to continue to support the Company during a critical time. The restricted stock awards will vest 50% upon grant and 50% on the 12-month anniversary of the grant and will be subject to accelerated vesting upon a Change in Control (as defined in the 2014 Plan) of the Company. These restricted stock awards are not contingent upon stockholder approval of the 2023 Equity Incentive Plan (the “2023 Plan”) at the Annual Meeting.

Consulting Services Agreement

On November 10, 2023, after consultation with an independent compensation consultant and upon recommendation of the CNG Committee, the Board approved and authorized the Company to enter into a Statement of Work (“SOW”) under the Consulting Services Agreement with G2G Ventures (“G2G”), the executive director of which is Joshua Wilson, a director of the Company. The SOW expands the scope of services to be provided to the Company by G2G to include services related to fundraising and business development opportunities and provides additional compensation to G2G in the form of cash and equity. For the expanded services under the SOW, G2G will receive a one-time retainer of $50,000 and 4,810,327 shares of restricted Common Stock, which will vest 50% upon grant and 50% on the 12-month anniversary of the grant and will be subject to accelerated vesting upon a Change in Control of the Company. The restricted shares will be granted outside of the 2014 Plan and are not contingent upon stockholder approval of the 2023 Plan at the Annual Meeting.

Compensation of Non-Employee Directors

On November 10, 2023, after consultation with an independent compensation consultant and upon recommendation of the CNG Committee, the Board approved a new compensation policy for non-employee directors of the Board (the “Non-Employee Director Compensation Policy”), effective November 16, 2023. Under the Non-Employee Director Compensation Policy, each non-employee director is eligible to receive the following cash compensation and equity awards for board services as described below.

Cash Compensation

●	An annual retainer of $40,000 for each Board member;
●	An additional annual retainer of $25,000 for the Lead Independent Director;
●	An additional annual retainer of $25,000 for the Vice Chair;
●	An annual retainer of $16,000 for the Audit Committee Chair;
●	An annual retainer of $8,000 for each Audit Committee member;
●	An annual retainer of $16,000 for the CNG Committee Chair; and
●	An annual retainer of $8,000 for each CNG Committee member.

Cash compensation for non-employee directors will begin to accrue on November 16, 2023, and will be payable ratably each quarter in arrears, with payment deferred until the Board approves payment.

Equity Compensation

●

Initial Award. To attract and retain non-employee directors, each non-employee director who is first elected or appointed to the Board will receive a restricted stock award for a number of restricted shares of Common Stock having a value equal to $60,000 divided by the closing price of the Company’s common stock on the grant date. The initial restricted stock award will vest 1/3 on the director’s one year anniversary and the remainder will vest ratably annually over the following two years; and

●

Annual Award. Each non-employee director will receive an annual restricted stock award for a number of restricted shares of Common Stock having a value equal to $30,000 divided by the closing price of the Company’s common stock on the grant date. The annual restricted stock award will vest 100% one year from the grant date and will be pro-rated for service during the director’s first year with the Company. The annual restricted stock award will be granted automatically as of the date of the annual meeting of stockholders for which the non-employee director is being elected or is continuing as a director.

On November 10, 2023, after consultation with an independent compensation consultant and upon recommendation of the CNG Committee, the Board approved the grant of 416,667 restricted shares of Common Stock to each of Jill Stefanelli, Ph.D. and Dana Moss, which grant will vest 1/3 on the director’s one year anniversary and the remainder will vest ratably annually over the following two years. In calculating the initial awards, the Board used a stock price of $0.09 per share (based on the average for June and July 2023). Therefore, when combined with the 250,000 non-restricted shares of Common Stock awarded to each of Dr. Stefanelli and Ms. Moss in connection with their appointments, the value of each initial award equals $60,000. These restricted stock awards are effective as of November 16, 2023 and are not contingent upon stockholder approval of the 2023 Plan at the Annual Meeting.

In addition, the Board approved the grant of an annual restricted stock award to non-employee directors for board services during the annual period prior to and including the date of the 2023 Annual Meeting, having a value equal to the following amounts and calculated using the closing stock price as of date of the 2023 Annual Meeting:

●	John K. Scott, Jr. – $30,000 (12 months of Board service);
●	Dana Moss – $10,000 (4 months of Board service from July 11 to November 16); and
●	Jill Stefanelli, Ph.D. – $13,750 (5.5 months of Board service from June 1 to November 16).

These annual awards will vest one year from the date of grant. These restricted stock awards are effective as of November 16, 2023 and are not contingent upon stockholder approval of the 2023 Plan at the Annual Meeting.

New Plan Benefits

The disclosure on page 35 of the 2023 Proxy Statement in the section titled “New Plan Benefits” is revised in its entirety to read as follows:

The granting of awards under the 2023 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any eligible individuals. Notwithstanding the foregoing, our non-employee directors are eligible to receive certain compensation each year, a portion of which is payable in the form of restricted stock, as described above under “Compensation of Non-Employee Directors.” If the 2023 Plan is approved, the non-employee director compensation payable in the form of restricted stock will be issued under the 2023 Plan following the effective date of the 2023 Plan.